JAMES STAFFORD

James Stafford
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

22 January 2007

Subject: Tactical Air Defense Services, Inc.

Dear Sirs:

We have read the statements made by Tactical Air Defense Services, Inc. in Item 4.01 of the accompanying Form 8-K (Commission file number 333-79405), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm

Yours truly,
JAMES STAFFORD

"Bradley Stafford"

Per:

J. Bradley Stafford
Chartered Accountant